Exhibit 10.2

Form of subscription agreement

May         , 2016

Wright Medical Group N.V.

Prins Bernhardplein 200

1097 JB Amsterdam, The Netherlands

Attn: James Lightman

Re: Subscription for Wright Medical Group N.V.     % Cash Convertible Senior Notes due 2021

Ladies and Gentlemen:

Wright Medical Group N.V., a Dutch public company with limited liability (naamloze vennootschap) (the “Company”), is offering the undersigned qualified investor (the “Investor”) the opportunity to subscribe for and purchase from the Company (the “New Note Offering”) its     % Cash Convertible Senior Notes due 2021 (the “New Notes”) for cash pursuant and subject to the terms and conditions set forth in this agreement (the “Subscription Agreement”).

The undersigned Investor understands that the New Note Offering is being made without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any securities laws of any state of the United States or of any other jurisdiction, and that the New Note Offering is only being made to Investors who are both “accredited investors” (as defined in Rule 501 of Regulation D under the Securities Act) and “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) in reliance upon a private placement exemption from registration under the Securities Act. The New Note Offering is described in, and is being made pursuant to, the Preliminary Private Placement Circular, dated May     , 2016 (the “Preliminary Private Placement Circular”), the Pricing Term Sheet, to be dated on or about May     , 2016 (the “Pricing Term Sheet”) and the Final Private Placement Circular, to be dated on or about May     , 2016 (the “Final Private Placement Circular”) and, together with the Preliminary Private Placement Circular and the Pricing Term Sheet, the “Private Placement Documents”).

1.	[Reserved].

2.	The Subscription. If the Investor is participating in the Subscription, subject to the terms and conditions of this Subscription Agreement, the undersigned Investor hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the undersigned Investor, New Notes (the “Purchased New Notes”) having an aggregate principal amount as set forth on Annex A hereto (the “Purchased Principal Amount”), at a purchase price payable in cash as set forth on Annex A hereto of the Purchased Principal Amount (such aggregate cash purchase price, the “Cash Purchase Price”).

3.	The Closing. The closing of the New Note Offering (the “Closing”) shall take place at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022-4834 at 10:00 a.m., New York City time, on May , 2016, or at such other time and place as the Company may designate by notice to the undersigned (the “Closing Date”).

4.	The Terms of the New Note Offering; Closing Mechanics.

(a)	The Depository Trust Company (“DTC”) will act as securities depositary for the New Notes. At or prior to the times set forth in the Subscription Procedures set forth in Annex B hereto (the “Subscription Procedures”), the Investor shall transfer the Cash Purchase Price by wire of immediately available funds to the account of the Company designated in the Subscription Procedures.

(b)	On the Closing Date, subject to satisfaction of the conditions precedent specified in Section 7 hereof, and the prior receipt, by the Company of the Cash Purchase Price from the undersigned:

(i)	the Company shall execute and deliver the Indenture, dated as of the Closing Date (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “New Note Trustee”); and

(ii)	the Company shall execute, cause the New Note Trustee to authenticate and cause to be delivered to the DTC account specified by the undersigned Investor on the signature page hereto, the New Notes.

All questions as to the form of all documents and the validity and acceptance of the New Notes will be determined by the Company, in its sole discretion, which determination shall be final and binding.

5.	Representations and Warranties of the Company. The Company represents and warrants to the Investor that:

(a)	Organization. The Company is duly organized and is validly existing under the laws of its jurisdiction of organization.

(b)	Due Authorization. This agreement has been duly authorized, executed and delivered by the Company.

(c)	Authorization of New Notes. The New Notes have been duly authorized by the Company and, when issued, authenticated and delivered in accordance with the Indenture and this Subscription Agreement and paid for by the Investor in accordance with the terms hereof, the New Notes will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(d)	Authorization of Indenture. The Indenture has been duly authorized by the Company and, when duly authorized, executed and delivered by the New Note Trustee, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject the Enforceability Exceptions.

(e)	Exemption from Registration. Assuming the accuracy of the representations and warranties of the Investor and each other investor executing any other exchange and/or subscription agreements in substantially the same form as this Subscription Agreement for the subscription and/or concurrent exchange of New Notes, (1) the issuance of the New Notes pursuant to this Subscription Agreement is exempt from the registration requirements of the Securities Act; and (2) the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.

(f)	New Class. The New Notes, when issued, will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted in a U.S. automated inter-dealer quotation system, within the meaning of Rule 144A(d)(3)(i) under the Securities Act.

6.	Representations and Warranties of the Investor. The Investor hereby represents and warrants to and covenants with the Company that:

(a)	The Investor is a corporation, limited partnership, limited liability company or other entity, as the case may be, duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation.

(b)	Participation in the New Note Offering will not contravene (1) any law, rule or regulation binding on the Investor or any investment guideline or restriction applicable to the Investor and (2) the charter or bylaw (or equivalent organizational documents) of the Investor.

(c)	The Investor is a resident of the state set forth on its signature page hereto and is not acquiring the New Notes as a nominee or agent or otherwise for any other person.

(d)	The Investor will comply with all applicable laws and regulations in effect in any jurisdiction in which the undersigned purchases or sells New Notes and will obtain any consent, approval or permission required for such purchases, acquisitions or sales under the laws and regulations of any jurisdiction to which the undersigned is subject or in which the undersigned makes such purchases, acquisitions or sales, and the Company shall have no responsibility therefor.

(e)	The Investor has received a copy of the Private Placement Documents. The Investor acknowledges that no person has been authorized to give any information or to make any representation concerning the New Note Offering or the Company and its subsidiaries other than as contained in the Private Placement Documents and the information given by the Company’s duly authorized officers and employees in connection with the Investor’s examination of the Company and its subsidiaries and the terms of the New Note Offering and the Company and its subsidiaries do not take any responsibility for, and neither the Company nor its subsidiaries can provide any assurance as to the reliability of, any other information that may have been provided to the Investor. The Investor hereby acknowledges that J. Wood Capital Advisors LLC (the “Placement Agent”) does not take any responsibility for, and can provide no assurance as to the reliability of, the information set forth in the Private Placement Documents or any such other information.

(f)	The Investor understands and accepts that acquiring the New Notes in the New Note Offering involve risks, including those described in the Private Placement Documents. The Investor has such knowledge, skill and experience in business, financial and investment matters that the Investor is capable of evaluating the merits and risks of the New Note Offering and an investment in the New Notes. With the assistance of the Investor’s own professional advisors, to the extent that the Investor has deemed appropriate, the Investor has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the New Notes and the consequences of the New Note Offering and this Subscription Agreement. The Investor has considered the suitability of the New Notes as an investment in light of its own circumstances and financial condition, and the Investor is able to bear the risks associated with an investment in the New Notes.

(g)	The Investor confirms that it is not relying on any communication (written or oral) of the Company, the Placement Agent or any of their respective agents or affiliates as investment advice or as a recommendation to participate in the New Note Offering and receive the New Notes pursuant to the terms hereof. It is understood that information provided in the Private Placement Documents, or by the Company, the Placement Agent or any of their respective agents or affiliates, shall not be considered investment advice or a recommendation with respect to the New Note Offering, and that none of the Company, the Placement Agent or any of their respective agents or affiliates is acting or has acted as an advisor to the Investor in deciding whether to participate in the New Note Offering.

(h)	The Investor confirms that neither the Company nor the Placement Agent has (1) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the New Notes; or (2) made any representation to the Investor regarding the legality of an investment in the New Notes under applicable investment guidelines, laws or regulations. In deciding to participate in the New Note Offering, the Investor is not relying on the advice or recommendations of the Company or the Placement Agent, and the Investor has made its own independent decision that the investment in the New Notes is suitable and appropriate for the Investor.

(i)	The Investor is a sophisticated participant in the transactions contemplated hereby and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the New Notes, is experienced in investing in capital markets and is able to bear the economic risk of an investment in the New Notes. The Investor is familiar with the business and financial condition and operations of the Company and has conducted its own investigation of the Company and the New Notes and has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby. The Investor has had access to the Company’s filings with the Securities and Exchange Commission and such other information concerning the Company and the New Notes as it deems necessary to enable it to make an informed investment decision concerning the New Note Offering. The Investor has been offered the opportunity to ask questions of the Company and its representatives and has received answers thereto as the Investor deems necessary to enable it to make an informed investment decision concerning the New Note Offering and the New Notes.

(j)	The Investor understands that no federal, state, local or foreign agency has passed upon the merits or risks of an investment in the New Notes or made any finding or determination concerning the fairness or advisability of such investment.

(k)	The Investor is an “accredited investor” as defined in Rule 501(a) under the Securities Act and a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. The Investor agrees to furnish any additional information reasonably requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the New Note Offering.

(l)	The Investor is not directly, or indirectly through one or more intermediaries, controlling or controlled by, or under direct or indirect common control with, the Company and is not, and has not been for the immediately preceding three months, an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Company.

(m)	The Investor is acquiring the New Notes solely for the Investor’s own beneficial account, or for an account with respect to which the Investor exercises sole investment discretion, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the New Notes. The Investor understands that the offer and sale of the New Notes have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof that depend in part upon the investment intent of the Investor and the accuracy of the other representations made by the Investor in this Subscription Agreement.

(n)

The Investor understands that the Company is relying upon the representations and agreements contained in this Subscription Agreement (and any supplemental information) for the purpose of determining whether the Investor’s participation in the New Note Offering meets the requirements for the exemptions referenced in clause (o) above. In addition, the Investor acknowledges and agrees that any hedging transactions engaged in by the Investor after the confidential information (as described in the confirmatory email received by the Investor from the Placement Agent (the “Wall Cross Email”)) is made public and prior to the Closing in connection with the issuance and sale of the New Notes have been and will be conducted in compliance with the Securities Act and the rules and regulations promulgated thereunder.

(o)	The Investor acknowledges that the New Notes have not been registered under the Securities Act. As a result, the New Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act as described under the heading “Transfer restrictions” in the Private Placement Circular and the Investor hereby agrees that it will not sell the New Notes other than in compliance with such transfer restrictions.

(p)	The Investor acknowledges that the terms of the New Note Offering have been mutually negotiated between the Investor and the Company. The Investor was given a meaningful opportunity to negotiate the terms of the New Note Offering.

(q)	The Investor acknowledges the Company intends to pay an advisory fee to the financial advisor, Perella Weinberg Partners LP, in respect of the New Note Offering, a portion of which is to be paid to the Placement Agent.

(r)	The Investor will, upon request, execute and deliver any additional documents, information or certificates reasonably requested by the Company or the New Notes Trustee to complete the New Note Offering.

(s)	The Investor understands that, unless the Investor notifies the Company in writing to the contrary before the Closing, each of the Investor’s representations and warranties contained in this Subscription Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Investor.

(t)	The Investor acknowledges that it had a sufficient amount of time to consider whether to participate in the New Note Offering and that neither the Company nor the Placement Agent has placed any pressure on the Investor to respond to the opportunity to participate in the New Note Offering. The Investor acknowledges that it did not become aware of the New Note Offering through any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act.

(u)	The operations of the Investor have been conducted in material compliance with the rules and regulations administered or conducted by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”) applicable to the Investor. The Investor has performed due diligence necessary to reasonably determine that its beneficial owners are not named on the lists of denied parties or blocked persons administered by OFAC, resident in or organized under the laws of a country that is the subject of comprehensive economic sanctions and embargoes administered or conducted by OFAC (“Sanctions”), or otherwise the subject of Sanctions.

(v)	The Investor is a qualified investor as defined in the Prospectus Directive.

“Prospectus Directive” means Directive 2003/71/EC of the European Union, and any amendments thereto, including Directive 2010/73/EU, including any implementation measure in a member state of the European Economic Area.

7.

Conditions to Obligations of the Investor and the Company. The obligations of the Investor to deliver the Cash Purchase Price and of the Company to deliver the New Notes are subject to the satisfaction at or prior to the Closing of the condition precedent that the representations and warranties of the Company and the Investor contained in Sections 5 and 6, respectively, shall be true and correct as of the Closing in all material respects with the same effect as though such representations and warranties had been made as of the Closing.

8.	Covenant and Acknowledgment of the Company. At or prior to 8:00 a.m., New York City time, on the first business day after the date hereof, the Company shall issue a press release announcing the New Note Offering, which press release the Company acknowledges and agrees will disclose all confidential information (as described in the Wall Cross Email) to the extent the Company believes such confidential information constitutes material non-public information, if any, with respect to the New Note Offering or otherwise communicated by the Company to the Investor in connection with the New Note Offering.

9.	Waiver, Amendment. Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

10.	Assignability. Neither this Subscription Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Investor without the prior written consent of the other party.

11.	Taxation. The Investor acknowledges that, if the Investor is a United States person for U.S. federal income tax purposes, either (1) the Company must be provided with a correct taxpayer identification number (“TIN”), generally a person’s social security or federal employer identification number, and certain other information on Internal Revenue Service (“IRS”) Form W-9, which is provided as an attachment hereto, and a certification, under penalty of perjury, that such TIN is correct, that the Investor is not subject to backup withholding (at a rate of 28%) and that the Investor is a United States person, or (2) another basis for exemption from backup withholding must be established. The Investor further acknowledges that, if the Investor is not a United States person for U.S. federal income tax purposes, (1) the Company must be provided the appropriate IRS Form W-8 signed under penalties of perjury, attesting to that non-U.S. Investor’s foreign status, and (2) the Investor may be subject to 30% U.S. federal withholding or 28% U.S. federal backup withholding tax on certain payments made to such Investor unless such Investor properly establishes an exemption from, or a reduced rate of, withholding or backup withholding.

12.	Waiver of Jury Trial. EACH OF THE COMPANY AND THE INVESTOR IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT.

13.	Governing Law. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

14.	Submission to Jurisdiction. Each of the Company and the Investor (a) agrees that any legal suit, action or proceeding arising out of or relating to this agreement or the transactions contemplated hereby shall be instituted exclusively in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York; (b) waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding; and (c) irrevocably consents to the jurisdiction of the aforesaid courts in any such suit, action or proceeding. Each of the Company and the Investor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

15.	Venue. Each of the Company and the Investor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Subscription Agreement in any court referred to in Section 14. Each of the Company and the Investor irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

16.	Service of Process. Each party to this Subscription Agreement irrevocably consents to service of process in the manner provided for notices in Section 17. Nothing in this Subscription Agreement will affect the right of any party to this Subscription Agreement to serve process in any other manner permitted by law.

17.	Agent for Service of Process. The Company hereby irrevocably appoints and designates James Lightman (the “Agent for Service of Process”), having an address at 1023 Cherry Road, Memphis, Tennessee 38117 as its true and lawful attorney-in-fact and duly authorized agent for the limited purpose of accepting service of legal process and the Company agrees that service of process upon such party shall constitute personal service of such process on such person. The Company shall maintain the designation and appointment of the Agent for Service of Process at such address until all obligations under this Subscription Agreement shall have been completed in total. If the Agent for Service of Process shall cease to so act, the Company shall immediately designate and shall promptly deliver to the Investor and the Placement Agent evidence in writing of acceptance by another agent for service of process of such appointment, which such other agent for service of process shall have an address for receipt of service of process in the State of New York and the provisions above shall equally apply to such other agent for service of process.

18.	Section and Other Headings. The section and other headings contained in this Subscription Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Subscription Agreement.

19.	Counterparts. This Subscription Agreement may be executed by one or more of the parties hereto in any number of separate counterparts (including by facsimile or other electronic means, including telecopy, email or otherwise), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Subscription Agreement by facsimile or other transmission (e.g., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

20.	Notices. All notices and other communications to the Company provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses, or, in the case of the Investor, the address provided on the signature page below (or such other address as either party shall have specified by notice in writing to the other):

If to the Company:	Wright Medical Group N.V. Prins Bernhardplein 200 1097 JB Amsterdam, The Netherlands Attn: James Lightman E-mail: jim.lightman@wright.com

With a copy to (which shall not constitute notice):	Ropes & Gray LLP Three Embarcadero Center San Francisco, California 94111 Attn: Thomas Holden E-mail: Thomas.holden@ropesgray.com

21.	Binding Effect. The provisions of this Subscription Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

22.	Notification of Changes. The Investor hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant of the Investor contained in this Subscription Agreement to be false or incorrect in any material respect.

23.	Reliance by Placement Agent. The Placement Agent may rely on each representation and warranty of the Company and the Investor made herein or pursuant to the terms hereof (including, without limitation, in any officer’s certificate delivered pursuant to the terms hereof) with the same force and effect as if such representation or warranty were made directly to the Placement Agent. The Placement Agent shall be a third party beneficiary to this Subscription Agreement to the extent provided in this Section 23.

24.	Severability. If any term or provision (in whole or in part) of this Subscription Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Subscription Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Subscription Agreement as of the date first written above.

Investor:

By
Name:
Title:

Legal Name of Investor:

Address:

Telephone:

State/Country of Residence:

Taxpayer Identification Number:

DTC Participant Number for Delivery of New Notes:

DTC Participant Name:

DTC Participant Phone Number:

DTC Participant Email:

FFC Account #:

Account # at Bank/Broker:

[Signature Page to Subscription Agreement]

WRIGHT MEDICAL GROUP N.V.

By
Name:
Title:

[Signature Page to Subscription Agreement]

ANNEX A

Subscription terms

[Attached]

Line A = Purchased Principal Amount (integral multiple of $1,000)	$		(A)
Line B = Purchase Price per New Note		×	% (B)
Line C = Cash Purchase Price: (A) × (B)	$

Aggregate Principal Amount of New Notes to be Issued to Investor: (A)	$

ANNEX B

Subscription procedures

[Attached]

Notice of investor subscription procedures

Attached are Investor Subscription Procedures for the settlement of the Wright Medical Group N.V. (the “Company”) subscription of its     % Cash Convertible Senior Notes due 2021 (the “New Notes”) pursuant to the Subscription Agreement, dated as of May     , 2016, between you and the Company which is expected to occur on or about May     , 2016. To ensure timely settlement, please follow the instructions for subscribing for your New Notes as set forth on the following page.

These instructions supersede any prior instructions you received. Your failure to comply with the attached instructions may delay your receipt of the New Notes.

If you have any questions, please contact Katy Neumer at (407) 617-9991.

Thank you.

Closing procedures

You must BOTH direct the eligible DTC participant through which you wish to hold a beneficial interest in the New Notes to post and accept, on             ,             , 2016, no later than 9:00 a.m. New York City time, a free receipt for the “free delivery” via DTC of the New Notes, for the aggregate principal amount of New Notes (CUSIP/ISIN #         /        ) set forth next to the caption “Aggregate Principal Amount2 of New Notes to be Issued to Investor” on your signature page to your Subscription Agreement. It is important that this instruction be submitted and the free receipt posted on             , 2016.

AND

No later than 3:00 p.m., New York City time, on         ,         , 2016, you must pay the “Cash Purchase Price”1 by wire transfer of immediately available funds to the following account of the Company:

ABA Routing Number:

Beneficiary Account Name:

SWIFT Code:

Beneficiary Account Number:

Settlement

On             , 2016, after the Company receives your Cash Purchase Price and your delivery instructions as set forth above, and subject to the satisfaction of the conditions to closing as set forth in your Subscription Agreement, the Company will deliver your New Notes in accordance with the delivery instructions set forth above.

[1]	The Cash Purchase Price is the amount of cash that you must wire to the Company in connection with your purchase of New Notes. The Cash Purchase Price is set forth in Annex A to your Subscription Agreement.